Exhibit 10.1

HearUSA, Inc.

FORM OF 2002 FLEXIBLE STOCK PLAN
OPTION AGREEMENT

     THIS AGREEMENT is made as of                    , between HearUSA, Inc., a Delaware corporation (the “Company”), and                                        (the “Optionee”).

WITNESSETH:

     WHEREAS, in accordance with the HearUSA, Inc. 2002 Flexible Stock Plan (the “Plan”), the Company desires, in connection with the employment of the Optionee, to provide the Optionee with an opportunity to acquire shares of Company Common Stock, par value $.10 per share (the “Common Stock”); thereby providing additional incentive for the Optionee to promote the progress and success of the Company and its affiliates;

     NOW, THEREFORE, in consideration of the premises, the Company and the Optionee agree as follows:

     1. Grant of Option. Pursuant to a determination by the Committee, subject to the terms and provisions of the Plan and this Agreement, the Company hereby grants Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of                    shares of Common Stock.

     2. Grant Date. The Grant Date of the Option is                    .

     3. Incorporation of Plan. The terms, definitions and provisions of the Plan are incorporated by reference herein and shall control in any conflict between the terms, definitions and provisions of the Plan and of this Agreement. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Plan.

     4. Exercise Price. The Exercise price of each share underlying the Option is                    .

     5. Term of Option. The Option shall expire          years from the Date of Grant; subject to earlier termination as follows:                    .

     6. Vesting Date. The Option shall become vested and shall be exercisable as follows:                                       .

     7. Withholding Taxes. The Optionee agrees, as a condition to the grant of the Option, that, if applicable, the Company or any affiliate may deduct from any payments to the Optionee the aggregate amount of Federal, state or local taxes required to be withheld by law with respect to the exercise of the Option, or, if no such payments are due or to become due to the Optionee, that the Optionee will make arrangements satisfactory to the Company regarding payment to the Company or affiliate of, the aggregate amount of any such taxes.

     9. Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee, in the case of the Optionee’s disability.

     10. Benefits of Agreement. This Agreement shall inure to the benefit of and, except as otherwise provided herein, shall be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s heirs, legal representatives and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, the Optionee’s heirs, legal representatives or successors have with respect to the Plan and the Option. Nothing contained herein shall confer upon the Optionee any right with respect to continuance of Optionee’s employment or limit (absent any other agreement to the contrary) in any way whatsoever the right of the Company to terminate the Optionee’s employment at anytime for any reason whatsoever.

     11. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

     12. Optionee Acknowledgement. The Optionee acknowledges receipt of a copy of the Plan, and acknowledges all decisions, determinations and interpretations of the Committee in respect of the Plan, the Agreement and the Option shall be final and conclusive.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

HearUSA, Inc.

By:

Title:

Optionee

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